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                                 PROMISSORY NOTE
                                INTANGIBLE ASSETS


$3,500,000.00                                                    AUGUST 8, 1997

     FOR VALUE RECEIVED, I, We, the undersigned Lithia Motors, Inc., (Borrower) promise to pay to Sun Valley Ford, Inc., (Lender) the sum of $3,500,000.00 together with interest thereon at the rate of 9 percent per annum payable as follows:

     One lump sum payment of principal in the amount of $1,500,000.00 shall be due and payable on August 8, 1998 and on the same date all accrued interest in the amount of $315,000.00 shall then be added to the unpaid balance of $2,000,000.00 resulting in the total unpaid balance being $2,315,000.00. All subsequent accrued interest shall then be computed from August 8, 1998.

     On September 8, 1998 and at regular monthly intervals thereafter on the same day of each month for 47 months, payments shall be due and payable in the amount of $57,609.00 and one final payment for the entire unpaid balance with accrued interest shall be paid on August 8, 2002.

     Borrower shall have the right at any time to prepay all or any portion of the unpaid without penalty or premium. Any prepayment shall be applied against the last maturing installments of principal then due (with the principal balance being reduced accordingly), and shall not excuse Borrower from making the regular installment payments subsequently due until the principal balance has been paid in full.

     If Borrower fails to pay any amount of principal or interest due pursuant to this note within ten (10) days after the date when due, and if Lender notifies Borrower in writing of that default and Borrower fails to cure that default within ten (10) days after receipt of that written notice from Lender, then Lender shall have the right, at any time prior to the moment when Borrower cures that default, to declare (and thereby cause) the entire unpaid balance of the this note to be immediately due and payable.

     This Promissory Note is unsecured.

     All payments shall be made payable to the Borrower or _____________________ and shall be mailed to the following address:

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LITHIA MOTORS, INC. (BORROWER)


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Raymond B. Gray, Executive Vice President

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Lender's approval:                           Lender's approval:



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Sun Valley Ford, Inc.                             Sun Valley Ford, Inc.